EXHIBIT 21.1 Subsidiaries of the Registrant
State in Which Incorporated
Vermont Electric Power Company, Inc. (a)

Vermont Transco LLC (a)

Vermont Yankee Nuclear Power Corporation

C.V. Realty, Inc. (b)

Central Vermont Public Service Corporation -
   East Barnet Hydroelectric, Inc. (b)

Catamount Resources Corporation (b) (c)
Vermont Vermont Vermont Vermont Vermont Vermont
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(a) Separate financial statements will be filed under Regulation S-X 3-09, which sets forth the requirement for filing separate financial statements of subsidiaries not consolidated.  The investments in Vermont Electric Power Company Inc. and Vermont Transco LLC meet certain 'significance' tests pursuant to Rule 3-09 of SEC Regulation S-X in 2009.

(b) Included in consolidated financial statements

(c) Catamount Resources Corporation has one wholly owned subsidiary operating in the United States.